E.I.I. REALTY SECURITIES TRUST

AMENDMENT
TO
SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Amendment to the Sub-Administration and Accounting Services Agreement (the “Amendment”) is made as of February 1, 2007 by and among E.I.I. REALTY SECURITIES, INC. (formerly known as European Investors Incorporated) (“EII”), E.I.I. REALTY SECURITIES TRUST (the “Fund”) and PFPC INC. (“PFPC”).

BACKGROUND:

A.
EII, the Fund and PFPC entered into a Sub-Administration and Accounting Services Agreement dated as of April 28, 1998, as amended from time to time (the “Agreement”) relating to PFPC’s provision of certain sub-administration and accounting services to the Fund’s investment portfolios listed on Exhibit A of the Agreement.

B.	The parties desire to amend the term of the Agreement.

C.	The parties desire to amend the description of various services.

D.	The parties desire to amend Exhibit A to reflect a new portfolio.

E.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereto agree to amend the Agreement as follows:

1.	The first sentence of Section 16 of the Agreement is hereby amended and restated as follows:

“The term of this Agreement is for an initial term beginning from the Effective Date of this Agreement and continuing through the close of business three (3) years from the date of this Amendment (the “Initial Term”). “

2.	Subsections 15(v) through 15(vii) of the Agreement are hereby amended and restated as follows:

“(v)
Prepare and coordinate the filing of annual Post-Effective Amendments to the Fund’s Registration Statement; and prepare and file (or coordinate the filing of) (i) semi-annual reports on Form N-SAR and (ii) Notices pursuant to Rule 24f-2;

(vi)
Prepare the Fund’s annual and semi-annual shareholder reports, and prepare and coordinate the filing of Forms N-CSR, N-Q and N-PX (with the Fund providing the voting records in the format required by PFPC);

(vii)
Provide compliance policies and procedures with respect to certain services provided by PFPC and, if mutually agreed, certain PFPC affiliates, summary procedures thereof and an annual certification letter;

3.	Exhibit A to the Agreement is hereby deleted in its entirety and is amended and restated as attached hereto.

4.
Except as specifically amended herein, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

5.
This Agreement as amended and supplemented hereby constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

6.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.	This Amendment shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

IN WITNESS WHEREOF, the parties hereto have set their hands by their duly authorized representatives as of the year and date first above indicated.

PFPC INC.

By:                     /s/ Jay F. Nublatt

Name:                Jay F. Nublatt

Title:                 SVP

E.I.I. REALTY SECURITIES, INC.
(formerly known as European Investors Incorporated)

By:                      /s/ Michael J. Meagher
Name:                Michael J. Meagher

Title:                 Vice President

E.I.I. REALTY SECURITIES TRUST

By:                    /s/ Richard J. Adler

Name:               Richard J. Adler

Title:                 President

EXHIBIT A

THIS AMENDED EXHIBIT A, dated as of February 1, 2007 is Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of April 28, 1998 between PFPC Inc., E.I.I. Realty Securities, Inc. and E.I.I. Realty Securities Trust.

PORTFOLIOS

E.I.I. REALTY SECURITIES FUND
E.I.I. INTERNATIONAL REAL ESTATE SECURITIES FUND
E.I.I. GLOBAL PROPERTY FUND